CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A No. 2-40341 and 811-02192) of our report dated July 27, 2017 on the financial statements and financial highlights of The Dreyfus Sustainable U.S. Equity Fund, Inc. (the “Fund”) included in the Fund’s annual report for the fiscal year ended May 31, 2017.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

September 26, 2017